SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Amerigon Incorporated

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Amerigon Incorporated

21680 Haggerty Road

Suite 101

Northville, Michigan 48167

NOTICE OF ANNUAL MEETING

Dear Stockholder:

On Thursday, May 18, 2006, Amerigon Incorporated (the “Company”, “Amerigon”, “we” or “us”), will hold its 2006 Annual Meeting at the Company’s new corporate offices located at 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. The meeting will begin at 10:00 a.m. (local time).

Only holders of the Company’s common stock or Series A preferred stock at the close of business on the record date, April 12, 2006, are eligible to vote at the Annual Meeting or any adjournments that may take place. At the Annual Meeting, the Company’s stockholders will be asked to consider and act on the following matters:

1.	The election of directors to the Board of Directors;

2.	The approval of the proposed Amerigon Incorporated 2006 Equity Incentive Plan covering 1,800,000 shares of common stock; and

3.	Such other business as may properly be presented at the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it in the prepaid envelope as promptly as possible to ensure your representation at the meeting. If you return the proxy, you may withdraw your proxy and vote your shares in person if you attend the meeting.

A copy of our 2005 Annual Report, which includes audited financial statements for the year ended December 31, 2005, is being mailed with this proxy statement. We expect that this proxy statement and accompanying proxy will be first sent or given to shareholders on or about April 24, 2006.

By order of the Board of Directors,

Barry Steele
Secretary

i

QUESTIONS AND ANSWERS

Q:	What am I voting on?

A:	You are being asked by the Board of Directors to vote on two items:

1.) The election of nominees to serve on the Board of Directors. The election is described on page 4 and information about the nominees can be found beginning on page 12.

2.) A proposal to approve the Amerigon Incorporated 2006 Equity Incentive Plan. This proposal is summarized beginning on page 4.

Q:	How does the Board of Directors recommend I vote?

A:	The Board of Directors recommends a vote FOR each of its nominees to serve on the Board of Directors and FOR the proposal to approve the Amerigon Incorporated 2006 Equity Incentive Plan.

Q:	Who is entitled to vote?

A:	Only holders of the Company’s common stock or Series A preferred stock at the close of business on the record date, April 12, 2006, are eligible to vote at the Annual Meeting.

Q:	How do I vote?

A:	Complete, sign and date each proxy card you receive and return it in the prepaid envelope so that we receive it before the meeting, or, if you are the registered owner of the shares on the record date, attend the meeting and vote in person.

Q:	If I return a proxy card, can I revoke my proxy?

A:	You have the right to revoke your proxy at any time before the meeting by notifying the Company of your revocation or by returning a later-dated proxy card to the Company. If you wish to revoke your proxy, notification or a later-dated proxy card must be sent to Barry Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167, and received by Mr. Steele by 5:00 p.m. on May 17, 2006.

Your attendance at the meeting will not have the effect of revoking any proxy you have given unless you give written notice of revocation to Mr. Steele before the proxy is voted.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed except: (1) as needed to permit the Company’s transfer agent, U.S. Stock Transfer Corporation, to verify the validity of proxies, and to tabulate and certify the vote; (2) as required by law; or (3) as appropriate in limited circumstances, such as a proxy contest in opposition to the Board of Directors.

Q:	How do I make sure my vote is counted?

A:	Whether or not you plan to attend the meeting, complete, date and sign each proxy card you receive and return it as promptly as possible so it is received before the meeting. In the absence of instructions, shares represented by valid proxies will be voted as recommended by the Board of Directors.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently or are in more than one account, you may receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted. Whenever possible, we encourage you to have all accounts registered in the same name and address. You can accomplish this by contacting our transfer agent, U.S. Stock Transfer Corporation, in writing at 1745 Gardena Avenue, Suite 200, Glendale, California 91204, or by telephone at (818) 502-1404.

Q:	What vote is required to elect Directors and approve the proposals?

A:	As of the record date, April 12, 2006, 18,562,975 shares of the Company’s common stock and 4,500 shares of the Company’s Series A preferred stock were issued and outstanding. Each common stockholder is entitled to one vote for each share held. Each preferred stockholder is entitled to one vote for each share of common stock into which a share of Series A preferred stock could have been converted on the record date (this is referred to voting on an “as converted” basis). As of the record date, the 4,500 shares of Series A preferred stock were convertible into 2,686,566 shares of common stock.

A quorum must be established before the voting may proceed. For a description of a “quorum,” please see “What is a quorum?” below.

With respect to the election of directors, the three nominees who receive the most votes from the preferred stockholders and the two nominees who receive the most votes from the common stockholders will be elected directors. Withheld votes will not be deemed votes in determining which nominee receives the most votes.

With respect to the proposal to approve the Amerigon Incorporated 2006 Equity Incentive Plan, (1) the preferred stockholders are entitled to vote together with the common stockholders as a single class on an “as converted” basis, and (2) a vote in favor of the proposal by a majority of the shares represented and voting with respect to such proposal is required for approval.

Q:	What is a “quorum”?

A:	A “quorum” is a majority of the outstanding shares entitled to vote. In order to transaction business at the Annual Meeting, a quorum must be present. For determining whether a quorum is present, shares represented at the Annual Meeting in person or by proxy are treated as present. Additionally, shares held by brokers or nominees who return signed and dated proxy cards will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will also be counted as present for quorum purposes.

Q:	Can I cumulate my votes for directors?

A:	You can cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of your shares) for directors if (1) the nominee’s or nominees’ names you wish to vote for were placed in nomination prior to the commencement of voting and (2) you gave us notice of your intention to cumulate votes prior to the commencement of voting. As of the date of this proxy statement, we have not received notice from any stockholder that he or she intends to cumulate votes. If you decide to cumulate your votes, and you comply with the requirements described above, you will be entitled to cast a number of votes equal to the number of shares you hold multiplied by two (the number of directors to be elected by the common stockholders), if you are a common stockholder, or the number of shares of common stock into which the shares of Series A preferred stock you hold are convertible multiplied by three (the number of directors to be elected by the Series A preferred stockholders), if you are a preferred stockholder. You may then decide to cast these votes for a single nominee or to distribute your votes among two or more nominees. If any stockholder cumulates votes for directors, every other stockholder will also be entitled to cumulate votes for directors.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than those items described in this proxy, if any other business is presented at the Annual Meeting, a signed proxy card gives authority to Daniel R. Coker, President and Chief Executive Officer of the Company, and Barry Steele, Secretary, Treasurer and Chief Financial Officer of the Company, to vote on such matters at their discretion, to the extent permitted by law.

Q:	When are shareholder proposals for the 2007 Annual Meeting due?

A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement and form of proxy must be submitted in writing to Barry Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167 by December 26, 2006. We must receive notice at the same address by March 10, 2007 of all shareholder proposals to be presented at the 2007 Annual Meeting but not included in next year’s proxy statement and form of proxy. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies at their discretion. Any proposal must comply with federal securities laws.

Q:	Who is soliciting my proxy?

A:	This solicitation is being made by the Board of Directors on behalf of the Company.

Q:	Who bears the cost of this proxy solicitation, and are there any paid solicitors?

A:	The Company bears the entire cost of soliciting proxies in the enclosed form. We may supplement our solicitation of proxies by mail with telephone, telegraph or personal solicitation by our officers or other regular employees. We will not pay any additional compensation to them for these services. We have also hired U.S. Stock Transfer Corporation to assist in the distribution of proxy materials and solicitation of votes for a fee of approximately $5,000, plus estimated out-of-pocket expenses of approximately $500. We also reimburse brokerage houses and other custodians, nominees and fiduciaries upon request for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

PROPOSALS TO BE VOTED ON

1. Election of Directors

There are five nominees for election to the Board of Directors of the Company. The Company’s Articles of Incorporation grant the common stockholders the right to elect two members of the Board of Directors and the Series A preferred stockholders the right to elect five members of the Board of Directors; however, for the reasons described beginning on page 12, the Series A preferred stockholders have nominated only three individuals for election to the Board of Directors.

The two nominees for election by the common stockholders are:

Francois J. Castaing

James J. Paulsen

The three nominees for election by the Series A preferred stockholders are:

John W. Clark

Robert T. Howard

Oscar B. Marx III

Each of the nominees are current members of the Board of Directors. Information about each of the nominees can be found beginning on page 12.

The Board of Directors unanimously recommends a vote FOR each of the nominees.

2. Approval of the Amerigon Incorporated 2006 Equity Incentive Plan

The stockholders are being asked to approve the Amerigon Incorporated 2006 Equity Incentive Plan (the “Plan”). The Plan permits the granting of the following “Awards”: (1) stock options, including both nonqualified options and incentive options, (2) stock appreciation rights (“SARs”), (3) restricted stock and restricted stock units (“RSUs”), (4) performance shares, and (5) other awards which are denominated or payable in, valued by reference to, or otherwise based on common stock, including rights to make an outright purchase of unrestricted or restricted stock (other stock-based awards), to key employees, outside directors, consultants and advisors of the Company and its subsidiaries.

The Board of Directors believes that it is in the best interest of the Company and its shareholders to be able to offer Awards to key employees, outside directors, consultants and advisors in accordance with the terms of the Plan, in order provide incentives to such key employees, outside directors, consultants and advisors to make significant and extraordinary contributions to our long-term performance and growth, to join the interests of key employees, outside directors, consultants and advisors with the interests of our shareholders, and to facilitate attracting and retaining key employees, outside directors, consultants and advisors with exceptional ability. Under the Company’s current equity incentive plan, which will expire on April 24, 2007, only 269,973 shares remain available for grant (as options, restricted stock awards or stock bonuses).

The full text of the Plan is set forth on Appendix A to this Proxy Statement. The major features of the Plan are summarized below, but each shareholder should review the Plan itself for a full understanding of its contents.

Administration; Plan Participants

The Compensation Committee of the Board of Directors will administer the Plan. The Plan authorizes the Compensation Committee to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Unless otherwise determined by the Board of Directors, the Compensation Committee’s determinations and interpretations under the Plan will be binding on participants. Under the Plan, the Company has agreed to indemnify the Compensation Committee members for reasonable expenses incurred in connection with the defense of any action, suit or proceeding involving any action or failure to act with respect to the Plan (other than matters where the Compensation Committee member is determined to have acted in bad faith).

Participants are chosen by the Compensation Committee from among those individuals who are or who become key employees (including officers and directors who are also key employees) of the Company, outside directors, consultants and advisors who, in the judgement of the Compensation Committee, are or will become responsible for the Company’s direction and financial success. The Compensation Committee determines those eligible participants or classes of participants to be granted Awards, the type of Award and the terms and conditions of the Awards.

Amendment or Termination of the Plan

The Plan may be terminated or amended at any time by the Board of Directors. Unless sooner terminated, the Plan will terminate ten years after its adoption by the Board of Directors, and no Awards may be awarded thereafter. The termination of the Plan will not affect the validity of any Award outstanding on the date of termination.

For purposes of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors has the right, with or without approval of the Company’s shareholders, to amend or revise the terms of the Plan at any time; however, no such amendment or revision can (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual participants (other than anti-dilution adjustments), materially change the class of persons eligible to be participants under the Plan or establish additional and different business criteria on which performance share goals are based without approval or ratification of the Company’s shareholders; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

Maximum Awards

Subject to adjustment as described below, Awards may be granted for a maximum of 1,800,000 shares of common stock during the term of the Plan. Under the Plan, if any shares subject to any Award are forfeited, or if any such Award terminates without the delivery of shares or other consideration, the shares previously used or reserved for such Awards will be available for future Awards. In any event, the maximum number of shares with respect to which Awards may be granted to any individual during the term of the Plan may not exceed 1,800,000 shares. In addition, the aggregate fair market value (determined at the time an incentive option is granted) of shares with respect to which incentive options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000. The amount of cash and the value of any property paid to any individual during any calendar year in settlement of a performance share cannot exceed $1 million.

The Compensation Committee, in its discretion, may adjust the number of shares which may be made the subject of new Awards or are then subject to outstanding Awards, the option price with respect to each outstanding stock option, the grant value with respect to outstanding SARs, the aggregate number of shares available at any time under the Plan and the number of options automatically granted to outside directors upon their initial election to the Board of Directors and on the first business day of each year thereafter to reflect such events as a stock split, stock dividend, or other extraordinary corporate event. The Awards that may be granted under the Plan cannot presently be determined. In addition, nothing in the Plan prevents the Company or any of its affiliates from adopting or continuing in effect other or additional compensation arrangements.

Awards

Awards granted under the Plan will be evidenced by a written agreement between the Company and each participant, which will be in accordance with the Plan and may contain restrictions and limitations that do not violate the terms of the Plan. Subject to the terms of the Plan, the Compensation Committee may grant a participant one or more of the following Awards and any combination thereof:

Stock Options and SARs

The Compensation Committee in its discretion may grant either incentive options meeting the definition of incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”) or nonqualified options not meeting such definition, or any combination of incentive and nonqualified options. The option price for incentive options may not be less than 100% (110% for a participant owning 10% or more of our voting stock) of the fair market value of the common stock on the grant date. The option price for nonqualified options may not be less than 50% of the fair market value of the common stock on the grant date. Incentive options may only be granted to an employee of the Company or any of the subsidiaries in which the Company owns directly or indirectly 50% or more of the combined voting power of all classes of its stock.

SARs may be granted in conjunction with or independent of any stock option granted under the Plan. A SAR granted in conjunction with a stock option may either be an alternative right or an additional right. The exercise of a SAR granted as alternative right will terminate the stock option to the extent of the number of shares with respect to which the SAR is exercised and vice versa. For SARs granted as an additional right, both the SAR and the stock option may be exercised. Upon exercise of a SAR, a participant is generally entitled to receive an amount equal to the difference between the fair market value of the shares with respect to which the participant exercises the SAR at the time of grant and the fair market value of the shares with respect to which the participant exercises the SAR at the time of exercise. This amount may be payable in cash or shares of common stock or any combination thereof.

Incentive options and related SARs are generally nontransferable by a participant other than by will or the laws of descent and distribution and stock options and SARs will be exercisable, during the lifetime of the participant, only by the participant. However, the Compensation Committee in its discretion may permit the transfer of a nonqualified option or any related or independently granted SAR.

At the time of exercise, the option price for the exercise of options must be paid in full in cash or, with the consent of the Compensation Committee, in common stock. In the discretion of the Compensation Committee, payment may also be made by (a) the Company retaining from the shares to be delivered upon exercise of the option that number of shares having the fair market value on the date of exercise equal to the option price, (b) by delivery of irrevocable instructions to a stock broker to promptly deliver to the Company full payment of the option price of the shares so purchased from the proceeds of the stock broker’s sale of, or loan against, such shares (a “Regulation T Stock Option Exercise”), or (c) if the Company has a stock repurchase program in effect, by requesting that the Company repurchase and retain the repurchase price for the number of shares having a fair market value equal to the option price. The Compensation Committee may also permit payment of all or part of the exercise price of a stock option by means of a promissory note of the participant.

Automatic Director Options

As is the case under the Amerigon 1997 Stock Incentive Plan (the “1997 Plan”), the Plan provides for each non-employee director (referred to herein as an “outside director”) to be automatically granted a nonqualified option to purchase 10,000 shares of common stock (1) when first elected or appointed to the Board of Directors and (2) annually on the first business day of each calendar year during the term of the Plan (each option so granted is referred to herein as an “Automatic Director Option”); however, no Automatic Director Options are to be granted to outside directors under the Plan until after April 24, 2007, the last date on which stock options may be granted under the 1997 Plan (to avoid duplication between the two plans). The Plan provides that each

Automatic Director Option will have a purchase price per share equal to 100% of the fair market value of the common stock on the date of grant, become exercisable on the first anniversary of the date of grant and expire ten years after the date of grant. If an outside director ceases to be a member of the Board of Directors for any reason other than death, total disability or retirement, (a) any portion of that director’s Automatic Director Options that are not then exercisable will automatically terminate and (b) any portion of such director’s Automatic Director Options that are then exercisable will remain exercisable for two years after the date such director ceases to be a member of the Board of Directors or until the end of the stated term of such option, whichever occurs first. If an outside director ceases to be a member of the Board of Directors because of death or total disability (as determined by the Committee), then all of such director’s Automatic Director Options shall become immediately exercisable and may be exercised for two years after the date such director ceases to be a member of the Board of Directors or until the end of the stated term of such option, whichever occurs first. If an outside director ceases to be a member of the Board of Directors because such director retires on or after age 65 and after ten or more years of service on the Board of Directors, then all of such director’s Automatic Director Options shall become immediately exercisable and may be exercised for five years after the date of retirement or until the end of the stated term of such option, whichever occurs first.

Restricted Stock Awards or RSUs

The Compensation Committee may grant restricted stock or RSUs to a participant. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same Award. Participants are entitled to all dividend and voting rights with respect to restricted stock. A participant will have no stock ownership interest as a result of being granted RSUs, but may, in the discretion of the Compensation Committee, receive dividend equivalents on such units. The Compensation Committee may make performance-based restricted stock or RSU awards that condition release of the restrictions on the attainment of one or more performance goals during the restricted period in addition to or in lieu of conditioning the release of restrictions on the continued employment of the participant. The performance goals applicable to a performance-based restricted stock or RSU award must be based on the same criteria as are applicable to performance shares currently permitted under the Plan. A such, the standards must be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total stockholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of our company, or any of our subsidiaries, divisions or units. The Compensation Committee, in its discretion, will establish the specific targets and other details of any performance goals. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. The performance goals applicable to a performance-based restricted stock or RSU award must be established by the Compensation Committee in writing on or before the date the award is made and while the outcome of the performance goals is substantially uncertain. Unless otherwise determined by the Compensation Committee in the case of a participant who dies or becomes permanently disabled, the restrictions applicable to performance-based restricted stock or RSU awards will lapse only after attainment of the performance goals during the restricted period and written certification by the Compensation Committee that the performance goals and any other material term of the award have been attained or satisfied. If the performance goal has not been attained by the end of the restricted period, the performance-based restricted stock or RSUs will be forfeited. At the expiration of the restriction period, (i) with respect to restricted stock, the Company will deliver stock certificates to the participant or the legal representative of the participant’s estate or, if the shares were previously issued with a legend, the Company will reissue certificates without the legend, and (ii) with respect to RSUs, the Company will pay a participant an amount equal to the fair market value of that number of shares to which such RSU relates. In the discretion of the Compensation Committee, the amount paid with respect to an RSU may be paid in cash, common stock, other property or any combination thereof and may be paid in a lump sum or in installments, currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent or a reasonable rate of interest on installment or deferred payment; provided, however, that the amount of cash and the value of any other property paid to a participant during any calendar year in settlement of a performance-based RSU may not exceed $1 million.

Performance Shares

The Compensation Committee may grant to a participant the right to obtain performance shares. Unless otherwise determined by the Compensation Committee, rights to obtain performance shares are nontransferable. A participant’s right to obtain performance shares will be subject to the attainment of one or more pre-established performance goals over a performance period prescribed by the Compensation Committee. The performance goal will be established in writing no later than the earlier of 90 days after the start of a performance period or expiration of the first 25% of the performance period and while the outcome of the performance goal is substantially uncertain. The performance goals must be based on the following business criteria: free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total shareholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of our company, or any of our subsidiaries, divisions or units. The Compensation Committee, in its discretion, will establish the specific targets and other details of the performance goal. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. The performance goal must prescribe an objective formula or standard under which a third party could compute the number of performance shares issuable to a participant. Unless otherwise determined by the Compensation Committee in the case of a participant who dies or becomes permanently disabled, the performance shares will be issued to a participant only after the expiration of the performance period and the Compensation Committee has certified in writing that the performance goal and any other material terms of the Award have been satisfied. No participant will have the rights of a shareholder with respect to performance shares until their actual issuance. In the discretion of the Compensation Committee, (i) a participant may defer the receipt of a performance share until a later time, and (ii) all or any portion of a performance share Award may be settled by payment of cash or other property in an amount not to exceed $1 million.

Other Stock Based Awards

The Compensation Committee may grant participants other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock as are deemed by the Compensation Committee, in its discretion, to be consistent with the purpose of the Plan, provided that such grants must comply with applicable law. Without limitation, the Compensation Committee may permit a participant to make a current, outright purchase of common stock, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the common stock, with the price payable by the participant in such form and manner and at such time as determined by the Compensation Committee in its discretion.

Federal Income Tax Consequences

The rules governing the tax treatment of stock options, SARs, restricted stock awards, RSUs, performance shares and other stock-based awards, including treatment of stock acquired upon the exercise of a stock option or SAR, and the receipt or release from restriction of performance shares or other shares, are quite technical. Therefore, the description of the tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Incentive options granted pursuant to the Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of shares to such participant and within two years from the grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option, and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Company will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such incentive options or the transfer of shares upon their exercise.

If shares subject to incentive options are disposed of prior to the expiration of the above time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. In general, such amount will be deductible by the Company for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

A participant who acquires shares by exercise of a nonqualified option generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. In general, such amount will be deductible by the Company in the same year, provided that the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

A participant generally will recognize ordinary income upon the exercise of a stock appreciation right in an amount equal to the amount of cash received and the fair market value of any shares received at the time of exercise, plus the amount of any taxes withheld. Such amount will ordinarily be deductible by the Company in the same year as long as the amounts constitute reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

A participant who is granted a restricted stock award or an RSU under the Plan is not required to include the value of such shares or RSUs in ordinary income until the first time such participant’s rights in the shares or RSUs are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless, in the case of a restricted stock award, such participant timely files an election under Section 83(b) of the Code to be taxed on the receipt of the shares. In either case, the amount of such income will be equal to the fair market value of the shares or RSUs at the time the income is recognized. The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

A participant who is granted a performance share Award will generally not recognize any income upon the grant of the Award. The participant will generally recognize as ordinary income the fair market value of the shares transferred upon the completion of the performance period and the attainment of the performance goal, and the Company will generally be entitled to a deduction equal to the fair market value of the shares transferred to the participant at that time as long as the amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

A participant who is permitted to make an outright purchase of unrestricted common stock will recognize ordinary income at the time of purchase if and to the extent the purchase price is less than the fair market value of the common stock on the date of purchase. A participant who is permitted to make an outright purchase of restricted common stock, depending on the nature of the restrictions, will recognize ordinary income at the time the restrictions lapse if and to the extent the then value of the common stock exceeds the price paid by the participant, unless the participant makes an election under Section 83(b) of the Code to measure and recognize any income at the time of purchase. The Company will be entitled to a corresponding deduction equal to the amount of any ordinary income recognized by a participant who makes an outright purchase of common stock, at the time the participant recognizes the ordinary income, provided that such amount constitutes reasonable compensation and the Company satisfies certain federal income tax withholding requirements.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent such compensation exceeds $1 million. For this purpose, a covered employee means the Company’s chief executive officer and the Company’s four highest compensated officers (other than the chief executive officer). It is possible that compensation attributable to Awards under the Plan to a covered employee, when combined with all other types of compensation received by the covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called “performance-based compensation,” are disregarded for purposes of the deduction limitation. Compensation attributable to stock options and SARs awarded under the Plan that have an exercise price or base amount not less than the fair market value of the common stock on the grant date should qualify as performance-based compensation under the Plan. Compensation attributable to performance shares, performance-based restricted stock awards and performance-based RSUs has also been structured to qualify for the performance-based compensation exclusion to the $1 million deduction limitation.

Withholding Payments

If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, the Company must pay amounts for federal income or employment tax withholding, in the Compensation Committee’s discretion, either the Company will appropriately reduce the amount of stock, cash or other property to be paid to the participant or the participant must pay such amount to the Company to enable the Company to pay, or reimburse the Company for paying, such income or employment tax withholding. The Compensation Committee may, in its discretion, permit the participant to satisfy such withholding obligations (i) by, in whole or in part, electing to reduce the number of shares of common stock delivered or deliverable by the Company in respect of an Award, (ii) by electing to tender common stock back to the Company subsequent to receipt of such shares in respect of an Award, (iii) in the case of a Regulation T Stock Option Exercise, by irrevocably instructing the stock broker to promptly deliver (in addition to the option price) an amount equal to such withholding tax from the proceeds of the stock broker’s sale of or loan against some or all of the shares, or (iv) if the Company has a stock repurchase program in effect, by requesting that the Company repurchase (and retain the repurchase price of) that number of shares issuable or issued under the Plan having a then fair market value equal to the amount of withholding tax due. The Company also may withhold the amount of such taxes from any other sums or property due or to become due to the participant. The Company may also defer issuance of shares under the Plan until payment by the participant to the Company of the amount of any such tax. The Compensation Committee may make such other arrangements with respect to income or employment tax withholding as it may determine.

Section 409A

Section 409A, added to the Code at the end of 2004 by the American Job Creation Act of 2004, makes significant changes to the historic tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty. Certain types of equity-based compensation are exempt from Section 409A. We intend to operate the Plan so that all grants under the Plan are exempt from Section 409A. The tax discussion above assumes that the Plan is in fact operating in this manner.

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan.

Accounting Treatment

Under FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), the Company is required to measure the cost of employee services received in exchange for share-based payments, including stock options, SARs, restricted stock awards and RSUs, in the financial statements based on the grant-date fair value of the award. For purposes of determining the amount of compensation costs to be recognized, the fair value of an award at its grant date is estimated using various factors and assumptions that include the exercise price of the awards, the market price of the underlying common stock, the expected term of the award, expected volatility of the Company’s stock and other factors. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award (the “vesting” period). No compensation cost is recognized if the employee does not render the requisite service and, therefore, such options are forfeited prior to their vesting.

New Plan Benefits

All executive officers, non-executive directors and non-executive officer employees who are deemed to be “key employees” under the Plan will be eligible for Awards under the Plan. Each current director is also eligible to receive Automatic Director Options under the Plan and each has a personal interest in the approval of the Plan. If the Plan is approved, the benefit and number of shares to be issued to the executive officers, directors and non-executive officers cannot be determined at this time because Awards are have not been determined or granted under the Plan and are not determinable using an objective formula. Similarly, the benefits or amounts that would have been awarded to executive officers, directors and non-executive officer employees during the fiscal year ending December 31, 2005, if the Plan had been in effect, are not determinable.

Existing Compensation Plan Information

The following table provides information as of December 31, 2005, with respect to our shares of common stock that may be issued under our existing equity compensation plans :

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Shares (excluding Common Shares Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders (1997 Plan)	1,387,050	3.25	322,973
Equity compensation plans not approved by stockholders (1993 Plan)	94,381	3.11	—

Total	1,481,431	3.24	322,973

Vote Required

Approval of the Plan requires a vote in favor of the proposal by a majority of the shares represented and voting with respect to the proposal.

The Board of Directors unanimously recommends a vote FOR the proposal to approve the

Amerigon Incorporated 2006 Equity Incentive Plan

BOARD OF DIRECTORS

Summary of Election of Directors

There are five nominees for election to the Board of Directors of the Company. Detailed information concerning each nominee is provided below.

The Company’s Articles of Incorporation grant the common stockholders the right to elect two nominees to the Board of Directors. In accordance with Nasdaq listing requirements, a majority of the independent members of the Company’s Board of Directors have nominated Francois J. Castaing and James J. Paulsen for election by the common stockholders.

The Company’s Articles of Incorporation also grant the Series A preferred stockholders the right to elect five nominees to the Board of Directors. However, at the request of the holders of all of the outstanding Series A preferred stock, only three individuals are nominated for election to the Board of Directors by the Series A preferred stockholders: John W. Clark, Robert T. Howard and Oscar B. Marx III. This limitation was requested by the Series A preferred stockholders as a mechanism to cause the Board of Directors to be comprised of a majority of independent directors as required by Nasdaq listing requirements. The request of the Series A preferred stockholders does not affect the number of individuals nominated and eligible for election by the common stockholders. In accordance with the Company’s Bylaws and Michigan law, the two vacancies created on the Board of Directors as a result of the reduced number of nominations may be filled at any time by either a vote of a majority of the remaining directors elected by the Series A preferred stockholders (whether or not such remaining directors constitute a quorum of the Board of Directors) or by a vote of a majority of the Series A preferred stockholders.

All directors are elected annually and serve a one-year term until the next annual meeting. If any of the nominees become unavailable to stand for re-election at the Annual Meeting, the Board of Directors may designate a substitute and proxies not withholding votes for the original nominee will be cast for the substitute. Proxies may not be voted for a greater number of persons to the Board of Directors than the number of nominees named herein. The following table sets forth certain information regarding the five nominees for election to the Board of Directors for one-year terms.

Nominees for Election to the Board of Directors

Name	Age	Business Experience	Director Since

NOMINEES FOR ELECTION BY THE COMMON STOCKHOLDERS

Francois J. Castaing	60	Retired in 2000 as technical advisor to the Chairman of DaimlerChrysler Corporation. Prior to his retirement, Mr. Castaing spent thirteen years with Chrysler Corporation in senior vice-presidential positions. From 1980 to 1987, Mr. Castaing was Vice President of Engineering and Group Vice President Product and Quality of American Motors, until Chrysler acquired that company. Mr. Castaing began his career with Renault as Technical Director for Renault Motorsport Programs. Mr. Castaing is currently Chairman of the Detroit Science Center, Chairman Emeritus of the French American Chamber of Commerce, Michigan Chapter and Chairman of the French American Automotive Business Association.	2001

James J. Paulsen	66	Retired Ford Motor Company senior executive. Until his retirement in 1995, Mr. Paulsen served as President of Ford’s China Operations, with responsibilities for initiating Ford’s entry into the China market. He was also Executive Director of the Corporate Quality Control Office reporting to the company President. Mr. Paulsen has served as General Manufacturing Manager for several of Ford’s major component divisions.	1999

Name	Age	Business Experience	Director Since

NOMINEES FOR ELECTION BY THE SERIES A PREFERRED STOCKHOLDERS

John W. Clark	61	Managing Member of Westar Capital LLC, a private equity investment company, since 1995. From 1990 to May 1995, Mr. Clark was a private investor. Prior to 1990, he was President of Valentec International Corporation, a producer of metal and electronic components for military and commercial products. Mr. Clark is a director of the following privately-held companies: Akrion, Inc., All Post, Inc., Doskocil Manufacturing Company, Inc., GLH, Inc., Igloo Products Corp., Lifecare Solutions, Inc. and Soff-Cut International, Inc.	1996

Robert T. Howard	51	President and Chief Executive Officer of TMW Enterprises, Inc., a private investment firm located in Rochester Hills, Michigan. Prior to joining TMW Enterprises, Inc. in 1999, Mr. Howard served as President of the Truck and Industrial Group of Electro-Wire Products, a major supplier of electrical distribution systems to the automotive industry. Mr. Howard first joined Electro-Wire Products as Chief Financial Officer in 1990. Prior to this, Mr. Howard had 10 years experience in public accounting as a Certified Public Accountant.	2006

Oscar B. Marx, III	67	Chairman of the Board of Directors since 1999 and Chief Executive Officer of the Company from October 2001 through March 2003. Prior to becoming CEO of Amerigon, Mr. Marx served as President and CEO of TMW Enterprises, Inc., a private investment firm located in Troy, Michigan, since 1995. In 1994, Mr. Marx was President and Chief Executive Officer of Electro-Wire Products (predecessor to TMW Enterprises, Inc.), a major supplier of electrical distribution systems to the automotive industry. Mr. Marx retired from Ford Motor Company in 1994 as Vice President of its Automotive Components Group (currently known as Visteon Corporation). Mr. Marx is currently a director of publicly traded Parametric Technology Corporation and the following privately-held companies: Pullman Industries, Inc. and Ritz Interactive, Inc.	1999

The Board of Directors unanimously recommends a vote FOR each of the nominees.

ADDITIONAL BOARD OF DIRECTOR

AND CORPORATE GOVERNANCE INFORMATION

Board Meetings and Attendance by Directors

During 2005, five regular meetings and one special meeting of the Board of Directors were held and each director attended 75% or more of the total number of Board of Directors’ meetings and 75% or more of the total number of meetings held by all committees on which he served.

Annual Meeting of Shareholders and Attendance by Directors

The Board of Directors has adopted the following policy with regard to director attendance at annual meetings:

Members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders in person. If attendance in person is not possible, members of the Board of Directors are strongly encouraged to attend the Company’s annual meeting of shareholders via telephone or similar communication equipment. The Board of Directors will use reasonable efforts to schedule the annual meeting of shareholders on such a date so as to maximize the attendance of its members.

At the 2005 Annual Meeting of Shareholders, the five then-current board members were each in attendance: Francois J. Castaing, John W. Clark, Oscar B. Marx, III, Paul Oster (resigned effective February 10, 2006) and James J. Paulsen.

Independence of the Board of Directors

Upon consideration of the criteria and requirements regarding director independence set forth in rules promulgated by The Nasdaq Stock Market (“Nasdaq”), the Board of Directors has determined that, upon election of the above nominees for director, a majority of the members of the Board of Directors will be “independent directors” as such term is defined in Nasdaq listing requirements. Specifically, the Board has determined that Messrs. Castaing, Clark and Paulsen meet such criteria and requirements. The foregoing directors are sometimes referred to herein as the “Independent Directors.” The Independent Directors meet in a separate executive session immediately following each regular meeting of the Board of Directors or, if such a meeting is not possible, then within a reasonable period of time thereafter.

Nominations

The Board of Directors has determined that, for efficiency reasons, it is appropriate for the Company not to form a nominations committee but instead to have all nominations for director positions (excluding those nominations legally belonging to the Series A Preferred shareholders) determined by a majority of the Independent Directors meeting in executive session. The Independent Directors all participated in the determination of this year’s nominees for election to the Board of Directors by the common stockholders. All nominees for election to the Board of Directors by the common stockholders are current members of the Board of Directors and are standing for re-election.

With respect to the directors that are to be elected by the common stockholders, the Board of Directors has determined it is important that the Company, as a relatively small yet very technically-oriented company, have, as directors, individuals that have sufficient technological experience in the industry in which the Company operates. Because the number of security holders of the Company is relatively small, and the above qualifications are sufficiently specific, the Board has determined that no formal policy is necessary with regard to the consideration of any director candidates recommended by security holders; notwithstanding the absence of such a formal policy, the Board is willing to accept recommendations from security holders of director candidates. Security holders interested in nominating director candidates must comply with the procedures outlined in the section below-entitled “Security Holder Communication to the Board of Directors.”

With respect to the directors that are to be elected by the common stockholders, the Independent Directors, meeting in executive session, will consider all nominees for director positions proposed by security holders, management or other directors in the same manner. The Independent Directors will select, from the list of such proposed candidates for additional review, those candidates it considers to be qualified. A person’s automotive industry experience, contacts in the automobile industry, judgment, technical expertise, financial expertise, independence and understanding of Amerigon’s business are all qualifications considered to be desirable by the Independent Directors. The Independent Directors may, if they so choose, discuss such candidates with the full Board of Directors for additional input. The Independent Directors then will decide whether to invite the candidate to be a nominee for election to the Board of Directors.

Compensation Committee

The Company’s Compensation Committee bears responsibility for evaluating the Chief Executive Officer’s and all other executive officers’ performance, including with respect to any established goals and objective, and reviewing and making recommendations to the Board with respect to all direct and indirect compensation, benefits and perquisites (cash and non-cash) for the executive officers based on such evaluation. The Company’s Compensation Committee is comprised of two Independent Directors, Messrs. Clark and Paulsen. The Compensation Committee held two meetings during 2005.

Audit Committee

The Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting, and financial practices of the Company and has general responsibility for surveillance of internal controls and accounting and audit activities of the Company. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as an appendix to the Company’s 2003 proxy statement and may be obtained free of charge by delivering written request to: Barry Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. The Company’s Audit Committee is composed of the three Independent Directors, Messrs. Castaing, Clark and Paulsen. The Audit Committee held four meetings during 2005.

Under Nasdaq listing requirements, listed companies must have audit committees comprised of at least three members who meet a heightened standard of independence. Upon consideration of the criteria and requirements regarding such heightened standard of independence, the Board of Directors has determined that the members of the Audit Committee meet such criteria and requirements and are “independent” for such purposes.

The Board has also reviewed the experience, qualifications and skills of each member of the Audit Committee and determined that Mr. Clark, (who, as noted above, meets the Nasdaq heightened standard of independence for audit committee purposes) is an “audit committee financial expert,” as such term is used in Item 401 of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934. Mr. Clark’s experience that qualifies him as our Audit Committee Financial Expert includes certified public accounting experience, serving as manager and president of public accounting firms, and a Bachelor of Science in Business with an emphasis in accounting.

Security Holder Communication to the Board of Directors

Security holders wishing to send communications directly to the Board of Directors or to a specific member of the Board of Directors are asked to send such communications via U.S. Mail to the attention of Barry Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167. Security holders sending such communications should clearly mark the item as intended for delivery to the Board of Directors or to a specific member of the Board of Directors of Amerigon. Mr. Steele has been instructed by the Board to screen each communication so received only for the limited purposes of ascertaining (1) whether such communication is indeed from a security holder and (2) whether such communication relates to Amerigon.

Mr. Steele will promptly forward copies of all such communications that pass his limited screening to each member of the Board, in the case of communications to the entire Board, or to the particular member addressee. Delivery by Mr. Steele will be completed by mail, facsimile or e-mail, as Mr. Steele determines is appropriate. In the event Mr. Steele ceases to be the Secretary of Amerigon, his successor in such office will fulfill his duties described above.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code may be viewed on the Company’s website, www.amerigon.com.

DIRECTOR COMPENSATION

Non-employee directors receive the following compensation as consideration for their service in their capacity as directors, in addition to reimbursement for out-of-pocket expenses incurred in attending Board of Directors and committee meetings:

•	an annual fee of $10,000 ($50,000 for the Chairman of the Board);

•	$2,000 for Board meetings they attend;

•	$1,000 for committee meetings they attend; and

•	pursuant to the Company’s Amended and Restated 1997 Stock Incentive Plan (the “1997 Plan”), options to purchase 10,000 shares of Company common stock on the first business day of each calendar year at an exercise price equal to the fair market value of such shares on the date of grant. These options are not exercisable until the first anniversary of the date of grant and expire on the tenth anniversary of the date of grant.

None of the directors of the Company during 2005 were also employees of the Company.

EXECUTIVE COMPENSATION

Executive Officers

Daniel R. Coker, 53, was appointed President and Chief Executive Officer in March 2003. He served on the Company’s Board of Directors from the time of such appointment until 2004. Prior to becoming President and CEO of Amerigon, Mr. Coker served as Vice President of Sales and Marketing since joining Amerigon in March 1996. Previously, he worked with Arvin, Inc., a $7 billion automotive Tier 1 component supplier, from 1986 through 1995 as Vice President and General Manager of North American Operations. Mr. Coker received his bachelor’s degree from Tennessee Technological University in 1974.

Lon E. Bell, Ph.D., 65, has served as President of BSST, our research and development subsidiary, since September 2000. Dr. Bell founded Amerigon in 1991 and served as a member of the Board of Directors until 2004. From the Company’s formation, Dr. Bell served as Director of Technology until 2000, Chairman of the Board and Chief Executive Officer until 1999, and President until 1997. Previously, Dr. Bell co-founded Technar Incorporated, which developed and manufactured automotive components. Dr. Bell served as Technar’s Chairman and President until selling majority ownership to TRW Inc. in 1986. Dr. Bell continued managing Technar, then known as TRW Technar, as its President until 1991. Dr. Bell received a bachelor’s degree in mathematics in 1962, a master’s degree in rocket propulsion in 1963, and a Ph.D. in mechanical engineering in 1968 from the California Institute of Technology.

Barry Steele, 35, was appointed Vice President Finance and Chief Financial Officer in October 2004 and Secretary and Treasurer during 2005. Prior to joining Amerigon, Mr. Steele worked since 1997 in a number of senior financial management positions, including, most recently, Vice President of Finance and Chief Accounting Officer, for Advanced Accessory Systems, LLC, a global supplier of specialty accessories to the automotive industry. Prior to 1997, Mr. Steele worked in the public accounting profession. Mr. Steele received a bachelor’s degree from Hillsdale College in 1992.

James L. Mertes, 53, has served as Vice President of Quality and Operations since 1994. He joined the Company in 1993 as Vice President of Quality. Prior to 1993, Mr. Mertes was Director of Quality at TRW Sensor Operations, a unit of TRW Inc.

Daniel J. Pace, 54, has served as Vice President of Sales and Marketing since 2003. He joined the Company in 1996 as National Sales Manager. Prior to 1996, Mr. Pace was Program Manager at Leckie & Associates, a Michigan based manufacturers’ representative agency.

Sandra L. Grouf, 46, was appointed Chief Information Officer in 2006. Ms. Grouf served as Treasurer and Secretary of Amerigon from 1999 through 2005 and as Chief Financial Officer from November 2001 to January 2003. She joined the Company in 1998 as Manager of General Accounting and was appointed Corporate Controller in 1999. Previously, she worked with Pro-One Manufacturing Incorporated, a custom motorcycle accessory manufacturer and supplier, from 1994 through 1997, as Corporate Controller and Treasurer.

Officers of the Company serve at the pleasure of the Board of Directors.

Executive Compensation Table

The following table sets forth compensation information for 2005, 2004 and 2003 for the following “Named Executive Officers”: (1) our Chief Executive Officer (CEO) and (2) our four most highly compensated executive officers other than our CEO who were serving as executive officers at the end of 2005.

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)	Securities Underlying Options (#)
Daniel R. Coker (2) President and Chief Executive Officer	2005 2004 2003	$261,378 237,003 205,311	$177,652 123,282 —	— 60,000 —

Lon E. Bell, Ph.D. (3) President, BSST LLC	2005 2004 2003	$201,600 184,631 183,981	$50,000 — —	— 10,000 10,000

James L. Mertes Vice President of Quality and Operations	2005 2004 2003	$180,361 167,700 157,006	$78,741 54,520 —	— 30,000 —

Daniel J. Pace Vice President of Sales and Marketing	2005 2004 2003	$165,632 158,403 137,082	$72,310 51,498 —	— 30,000 —

Barry Steele (4) Vice President of Finance, Chief Financial Officer, Secretary and Treasurer	2005 2004 2003	$162,954 30,623 —	$71,141 14,499 —	— 50,000 —

(1)	Bonus amounts shown for 2004 were earned by the executives as indicated during 2004 but were not paid until 2005. Bonus amounts shown for 2005 were earned by the executives as indicated during 2005 but were not paid until 2006.
(2)	Mr. Coker was appointed President and Chief Executive Officer in March 2003 and prior thereto was Vice President of Sales and Marketing.
(3)	See “Report of the Compensation Committee on Executive Compensation—Employment Agreements”.
(4)	Mr. Steele joined Amerigon in October, 2004 as its Vice President of Finance and Chief Financial Officer; he was appointed Secretary and Treasurer in 2005.

Option Grants in Last Fiscal Year

No stock options were granted to the Named Executive Officers in 2005.

Aggregated Option Exercises and Year-End Values

None of the Named Executive Officers exercised any options during 2005. The following table sets forth information concerning the number of unexercised stock options held by the Named Executive Officers on December 31, 2005.

	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-The-Money Options at December 31, 2005
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel R. Coker	209,000	30,000	$390,040	$28,200
Lon E. Bell, Ph.D.	110,500	—	299,270	—
James L. Mertes	128,000	15,000	367,740	14,100
Daniel J. Pace	81,000	15,000	206,840	14,100
Barry Steele	20,000	30,000	46,800	70,200

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Our executive compensation programs are designed to provide competitive levels of compensation in order to attract, retain and motivate qualified employees, tie individual total compensation to individual performance, and align the interests of executive officers with those of our shareholders. Our executive compensation consists of three components: base salary, bonus and incentive awards.

Base Salaries. The Committee’s policy is to provide base salaries that it believes are necessary to attract and retain qualified executives. In determining its recommendations for executive officer salaries, the Committee relies to a significant extent on its members’ knowledge of salaries paid by other companies and the recommendations of the Chief Executive Officer and, in some instances, other members of senior management, although no officer makes recommendations or participates in decisions with respect to his or her own compensation. The Committee also considers the Company’s financial resources and prospects, the salaries negotiated with new officers to attract them to the Company, the salaries paid to other executives in the Company, the different positions and duties of the Company’s executives, published industry reports, and surveys of salaries reported in proxy statements. Salaries for 2005 were determined based on a subjective evaluation of the factors described above, without giving any specific priority or weighting to any specific factors.

Bonuses. The Committee’s policy is to recommend bonuses that compensate executive officers for achieving established Company goals. To facilitate the foregoing, in 2005 the Committee recommended to the Board of Directors, and the Board of Directors adopted, a management incentive plan designed to compensate executive officers for performance or achievements during the fiscal year. Under such plan, executive officers and certain other employees of the Company are eligible to receive an incentive bonus based on the Company’s actual performance as compared to a Board of Director approved financial plan. The Compensation Committee must recommend approval of any award under the plan and the Board of Directors must approve such award before payment to Company executives. The Compensation Committee may make adjustments to the plan at any time during the year at its discretion. The Committee may, in its discretion also award stock bonuses under the 1997 Stock Incentive Plan (the “1997 Plan”) or other cash bonuses to executive officers to recognize individual contribution to the Company’s strategic goals and objections, as determined by the Compensation Committee in its sole discretion. The Compensation Committee considers the Company’s financial resources and prospects prior to awarding any bonus.

Incentive Awards. The Committee’s policy is to award stock options to executive officers under the 1997 Plan in amounts reflecting the executive’s position and ability to influence the Company’s overall performance, prior achievements and, for new executives, reflecting the amount necessary to attract them to the Company. The Committee’s policy is to grant options with fair market value exercise prices because it believes that such awards link the interests of management and shareholders by providing incentives for management to build shareholder value. The amounts of grants are determined based on the Committee’s subjective judgment after reviewing the executive’s position with the Company, prior achievements, other compensation paid to the executive, the number of securities remaining available for grant under the 1997 Plan, the options previously granted to the executive, the executive’s stock ownership, options granted to other executives, both currently and in the past, the Committee members’ knowledge of options granted at other companies, negotiations with potential new officers and management’s recommendations, without giving any specific priority or weighting to any specific factor. The Committee’s policy generally is to grant options that vest 25% immediately and 75% in equal amounts over three years in order to provide the executive with an incentive to remain with the Company.

Employment Agreements. Dr. Bell is the only employee of the Company or its subsidiary, BSST LLC, to have an employment agreement. Under such agreement, Dr. Bell is entitled to a base salary of at least $180,000. Dr. Bell is also entitled to participate in incentive savings and retirement plans, welfare benefit plans, expense reimbursement policies, fringe benefits and vacation policies that are in effect generally with respect to other executives of the Company. The agreement renews automatically every year unless Dr. Bell or BSST gives written notice to the other 30 days prior to the expiration of the then-existing term. Upon Dr. Bell’s termination, whether for disability, death or otherwise, Dr. Bell is entitled to certain severance benefits under the employment agreement. As part of his employment agreement, Dr. Bell also received an option to purchase 58,824 Class A Common Units of BSST, which vested upon the achievement of certain milestones and which were exercised by Dr. Bell during 2004. In addition, Dr. Bell has entered into a revenue sharing agreement with BSST for certain intellectual property contributed to BSST by Dr. Bell. Finally, under BSST’s limited liability company agreement, Dr. Bell has been granted certain anti-dilution and pre-emptive rights with respect to his ownership interest in BSST.

Post-Termination and Change in Control Agreements. Under the terms of the Company’s 1997 Stock Incentive Plan and the Company’s 1993 Stock Option Plan, the occurrence of a “change in control” of the Company, as such term is defined in each plan, may result under certain circumstances in immediate of the vesting of unvested options issued under each plan. The current value of such immediate vesting to any of the “Named Executive Officers” in the proxy statement in which this report is included does not exceed $100,000. Excluding the foregoing, there are no agreements between the Company and any of its employees by which the resignation, retirement or termination of an employee, including as the result of a change in control of the Company, results in payments or other compensation owing to such employee.

Internal Revenue Code Section 162(m). The Compensation Committee reserves the right to pay compensation to Company executives in amounts it deems appropriate regardless of whether such compensation is deductible for federal income tax purposes. The Committee believes providing the compensation it deems appropriate is more important to the Company than the potential loss of related compensation deductions, especially in light of the Company’s net operating loss carryforwards, the non-cash nature of deductions available upon the exercise of stock options, and the current levels of its base salaries and bonuses.

Chief Executive Officer Compensation. Mr. Coker became the Company’s Chief Executive Officer in March 2003. The Compensation Committee reviews Mr. Coker’s compensation on an annual basis. Mr. Coker’s base salary, stock option awards and bonus are determined by the Compensation Committee based on achievement of pre-established performance goals, including those related to the Company’s achievement of business plan objectives, cost savings, and retention of new customers and vehicle platforms for the Company’s products. At the time of his appointment, the Compensation Committee recommended that Mr. Coker’s annual salary remain at his then-current rate of $198,000 through August 2003 at which time the Compensation Committee increased his annual salary to $220,000. Under advice of the Compensation Committee, the Board did not offer equity incentives to Mr. Coker relating to 2003. In connection with its 2004 annual review of Mr. Coker’s performance, the Compensation Committee recommended that Mr. Coker’s annual salary be increased to $241,000 beginning in September, 2004 and that he receive stock options to purchase 60,000 shares of the Company’s common stock at $4.90 per share, which options were granted on May 19, 2004. In connection with its 2005 annual review of Mr. Coker’s performance, the Compensation Committee recommended that Mr. Coker’s annual salary be increased to $252,000 (in addition, Mr. Coker is permitted to participate in the benefit programs offered to the other senior executives). Based on the Company’s performance for fiscal year 2004 and 2005, and Mr. Coker’s achievement of performance goals, the Compensation Committee recommended that Mr. Coker receive bonus payments of $123,282 and $177,652, respectively, under the management incentive plan described above, which was paid in the following year. The Board of Directors approved the Compensation Committee’s recommendations with respect to the Chief Executive Officer’s compensation.

John W. Clark

James J. Paulsen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2005, John W. Clark and James J. Paulsen comprised the Compensation Committee. No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

CERTAIN TRANSACTIONS

Warrant Exercises

Big Beaver Investments, LLC (“Big Beaver”), one of the Company’s largest shareholders until its dissolution in December, 2005, held a warrant issued in connection with the Company’s 2002 private placement. In consideration of Big Beaver’s partial exercise of such warrant and certain other commitments to the Company made by Big Beaver, at the request of the Company, to assist the Company in certain matters, the Company agreed in June 2004 that, for the period of time ended January 31, 2005, Amerigon would not exercise certain call rights it had with respect to the remaining unexercised warrants held by Big Beaver. On February 1, 2005 the Company called such unexercised warrants and, as permitted by the terms of such warrants, Big Beaver exercised the warrants at their stated exercise price within the established period of time. The net proceeds to the Company as a result of the exercise of these warrants in 2005 were approximately $1,421,000.

On March 15, 2005, Big Beaver exercised another warrant it held to purchase common stock. Such exercise was completed on a cashless basis and the then-current market price of the underlying common stock was used to determine the next shares delivered to Big Beaver upon such exercise. A similar warrant was exercised on a cashless basis by Westar Capital II, LLC, one of the Company’s largest shareholders, on February 10, 2005. On August 12, 2005, Big Beaver voluntarily exercised a separate warrant to purchase shares of common stock and the net proceeds to the Company as a result of the exercise of that warrant were approximately $375,000.

In December, 2005, Big Beaver dissolved and a majority of its interest in Amerigon is now held by W III H Partners, L.P. At the time of its dissolution, Big Beaver held no unexercised warrants to purchase Amerigon common stock.

Outsourcing of Production

The Company purchases thermoelectric devices from and has outsourced a portion of its production to Ferrotec Corporation (“Ferrotec”), a greater than 5% holder of Company common stock. Purchases of labor services and components from Ferrotec were $10,162,000 and $8,907,000 for 2005 and 2004, respectively. The accounts payable balances due to Ferrotec were $2,638,000 and $948,000 at December 31, 2005 and December 31, 2004, respectively.

The Company outsources production of product for its North American customers to Millennium Plastics Technologies, LLC (“Millennium Plastics”) in Chihuahua, Mexico. Millennium Plastics is controlled by TMW Enterprises, Inc., the general partner of W III H Partners, L.P., one of the Company’s largest stockholders. Robert T. Howard, one of the nominees for election as director by the Series A preferred stockholders, is the President and Chief Executive Officer of TMW Enterprises, Inc. Amounts paid in 2005 and 2004 to Millennium Plastics were $3,940,000 and $3,440,000, respectively. The accounts payable balances due to Millennium Plastics were $463,000 and $456,000 at December 31, 2005 and December 31, 2004, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Significant Shareholders

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock and Series A preferred stock as of March 20, 2006 by each beneficial owner of more than 5% of either class. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options or the exercise of warrants to purchase stock. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Except as expressly noted, each person listed has sole voting power and investment power with respect to all shares of capital stock listed as beneficially owned by such person.

	Common Stock			Series A Preferred Stock
Significant Shareholder	Amount and Nature of Beneficial Ownership		Percent of Class	Amount and Nature of Beneficial Ownership		Percent of Class
W III H Partners, L.P. (a)	2,706,463	(b)	13.6%	2,250	(c)	50.0	%(d)
Westar Capital II, LLC (e)	2,797,498	(b)	14.1%	2,250	(c)	50.0	%(d)
Special Situations Fund III QP, L.P. (f)	1,175,996		6.3%	—		—
Special Situations Fund III, L.P. (f)	115,012		*	—		—
Special Situations Private Equity Fund, L.P. (f)	680,100		3.7%	—		—
Special Situations Cayman Fund, L.P. (f)	304,250		1.6%	—		—
Special Situations Technology Fund, L.P. (f)	30,894		*	—		—
Special Situations Technology Fund II, L.P. (f)	150,779		*	—		—
“Special Situations Funds” as a group (f)	2,457,031		13.2%	—		—
Ferrotec Corporation (g)	1,200,000		6.5%	—		—
Fidelity Small Cap Stock Fund (h)	1,585,124		8.5%	—		—
Other Fidelity Funds (h)	308,549		1.7%	—		—
“Fidelity Funds” as a group (h)	1,893,673		10.2%	—		—

*	Less than 1%.
(a)	The address for W III H Partners, L.P. is 2120 Austin Drive, Rochester Hills, MI 48309.
(b)	Includes 1,343,283 shares of common stock issuable upon conversion of 2,250 shares of Series A preferred stock.
(c)	The 2,250 shares of Series A preferred stock held by each of W III H Partners, L.P. and Westar Capital II, LLC are separately convertible into 1,343,283 shares of common stock.
(d)	The 2,686,566 shares of common stock issuable upon conversion of all 4,500 outstanding shares of Series A Preferred Stock represented approximately 10.6% of the Company’s total potential common equity, comprised of issued and outstanding common stock and common stock issuable upon exercise of Series A Preferred Stock and outstanding warrants and options.
(e)	The address for Westar Capital II LLC is 949 South Coast Drive #600, Costa Mesa, CA 92626.
(f)	AWM Investment Company, Inc. (“AWM”) is the general partner of and investment adviser to Special Situations Cayman Fund, L.P. AWM also serves as the general partner of MGP Advisers Limited Partnership, the general partner of and investment adviser to Special Situations Fund III, L.P. and Special Situations Fund III QP, L.P. MG Advisers L.L.C. (“MG”) is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. and SST Advisers, L.L.C. (“SSTA”) is the general partner of and investment adviser to Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of AWM and members of MG and SSTA and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund. The address for each of the foregoing parties is 527 Madison Avenue, Suite 2600, New York, NY 10022.
(g)	The address for Ferrotec Corporation is Sumitomo Bldg. No. 6. 5-24-8 Higashi Ueno, Taito-Ku Tokyo 110 Japan.

(h)	Fidelity Management & Research Company (“Fidelity”) is a wholly-owned subsidiary of FMR Corp. (“FMR”), and an investment advisor to various investment companies, including Fidelity Small Cap Stock Fund (“Small Cap”). Edward C. Johnson, III is Chairman of FMR. Mr. Johnson and members of his family are the owners of approximately 49% of the voting equity of FMR. The address for Fidelity, FMR and Small Cap is 82 Devonshire St., Boston, MA 02109.

Beneficial Ownership of Directors and Executive Officers

The table below sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 20, 2006 by each director, each Named Executive Officer (see “Executive Compensation Table” above for description of individuals included in this group), and all of the directors and executive officers as a group. None of these individuals is the beneficial owner of the Company’s Series A preferred stock. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the date of calculation, including shares that may be purchased by the exercise of stock options. The “percent of class” calculation for each person is based on this inclusive definition of beneficial ownership. Each person listed has sole voting power and investment power with respect to all shares of capital stock listed as beneficially owned by such person.

	Common Stock
	Amount and Nature of Beneficial Ownership		Percent of Class

Directors and Executive Officers	Shares	Stock Options
Francois J. Castaing (Director)	—	40,000	*
John W. Clark (Director)	15,400	32,000	*
Robert T. Howard (Director)	—	—	—
Oscar B. Marx, III (Director)	723,262	290,000	5.4%
James J. Paulsen (Director)	—	62,000	*
Daniel R. Coker (President and CEO)	9,091	224,000	1.2%
Lon E. Bell, Ph.D. (President, BSST LLC)	163,735	110,500	1.5%
James L. Mertes (Vice President of Quality and Operations)	13,364	135,500
Daniel J. Pace (Vice President of Sales and Marketing)	25,000	81,000	*
Barry Steele (Vice President of Finance, Chief Financial Officer, Treasurer and Secretary)	—	20,000	*
All executive officers and directors as a group (11 persons), including the above individuals	953,345	1,053,500	10.2%

*	Less than 1%.

PERFORMANCE GRAPH

The graph below compares the performance of the common stock to that of the Auto Parts Industry Index, the Specialized Semiconductor Index and the Nasdaq-Market Index for the period commencing December 31, 2000 and ending December 31, 2005. The indexes assume $100 invested (on a dividend reinvestment basis) in each of Amerigon’s common stock and each index on December 31, 2000. The total shareholder returns depicted in the graph are not necessarily indicative of future performance

	Cumulative Total Return (as of December 31)
	2000	2001	2002	2003	2004	2005
Amerigon	100.00	53.30	135.49	216.09	187.00	292.00
Auto Parts Index*	100.00	126.20	112.55	166.2	171.06	152.08
Specialized Semiconductor Index*	100.00	95.48	47.72	85.12	71.95	73.21
Nasdaq Market Index	100.00	79.71	55.60	83.60	90.63	92.62

*	As published by the Hemscott Group.

The Specialized Semiconductor Index was added to the performance graph this year in recognition of the increased significance of the Company’s activities in that industry through its subsidiary, BSST LLC.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed, and discussed with management and our independent accountants, PricewaterhouseCoopers LLP, our financial statements as of December 31, 2004 and 2005 and for each of the two years in the period ended December 31, 2005. In addition, we have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards).

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with that firm its independence. We have considered whether the provision of permissible non-audit services is compatible with maintaining the accountant’s independence. We also have discussed with management and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the audited financial statements, and relying thereon, we have recommended to the Board of Directors the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

It is the Company’s Audit Committee’s policy and practice to review and approve in advance all services, audit and non-audit, to be rendered by the independent auditor. The Audit Committee does not delegate this responsibility or any other committee function to Company management. Fees paid to the independent auditor for 2005 and 2004 (in thousands), all which were approved by the Audit Committee in accordance with its established policies and procedures, were as follows:

	2005	2004
Audit	$154	$136
Audit-Related Fees: Audit Opinion Consent Letter for S-3 Filing	—	5
Tax Fees: Tax Consulting	—	3
Other Fees	—	—

	$154	$144

PricewaterhouseCoopers LLP have been selected to continue to serve as our independent accountants for 2006. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so choose. They will also be available to respond to appropriate questions at such time.

Submitted by the Audit Committee of the Board of Directors:

John W. Clark

Francois J. Castaing

James J. Paulsen

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Based on the written representations of our directors and officers and our review of the copies of Form 3 and Form 4 reports filed with the Securities and Exchange Commission that were furnished to us during the year ended December 31, 2005, we believe that the only failure on the part of our directors, officers and 10% beneficial owners of our common stock to file, on a timely basis, reports required by Section 16(a) are as follows: (a) reports on Form 4 for each of our directors to report the receipt of options automatically issued on the first business day of the year were filed late and then amended to correct the exercise date of such options; (b) reports on Form 4 for Westar Capital II, LLC and George Argyros (who controls Westar Capital II, LLC) were filed late with respect to the sale of common stock; (c) a report on Form 4 for Austin Marxe and David Greenhouse (who control the Special Situations Funds) was filed late with respect to the sale of common stock; and (d) a report on Form 4 for John W. Clark was filed late with respect to the purchase of common stock.

OTHER MATTERS

If any matters not referred to in this proxy statement should properly come before the Annual Meeting, the holders of your proxy will vote your shares in accordance with their judgment. We are not aware of any such matters that may be presented for action at the Annual Meeting. Your proxy may also vote your shares on matters regarding the conduct of the Annual Meeting.

Enclosed with this proxy statement is our Annual Report for the year ended December 31, 2005. The Annual Report is enclosed for the convenience of shareholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of common stock or Series A preferred stock on the record date for the Annual Meeting desires additional copies of the Annual Report, they will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder as of the record date and should be directed to Barry Steele, Secretary of Amerigon Incorporated, 21680 Haggerty Road, Suite 101, Northville, Michigan 48167.

By Order of the Board of Directors,

Daniel R. Coker

President and Chief Executive Officer

Appendix A

AMERIGON INCORPORATED

2006 Equity Incentive Plan

1. Definitions: As used herein, the following definitions shall apply:

(a)	“Award” shall mean any stock option, stock appreciation right, restricted stock, restricted stock unit, performance share award or other stock-based award granted under the Plan.

(b)	“Board” shall mean the Amerigon Incorporated Board of Directors.

(c)	“Committee” shall mean a committee consisting of two or more members of the Board, each of whom (1) shall be an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations thereunder, and (2) may be a “non-employee director” as defined under Rule 16b-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any similar or successor provision, as appointed by the Board to administer the Plan.

(d)	“Corporation” shall mean Amerigon Incorporated, a Michigan corporation, or any successor thereof.

(e)	“Discretion” shall mean in the sole discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a Participant (as hereinafter defined) in a manner consistent with the treatment afforded other Participants with respect to the Plan.

(f)	“Incentive Option” shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code.

(g)	“Nonqualified Option” shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Code.

(h)	“Other stock-based award” shall mean any right granted under Paragraph 20 of the Plan.

(i)	“Participant” shall mean any individual or class of individual designated by the Committee under Paragraph 6 for participation in the Plan who is or becomes (i) a key employee (including an officer or director who is also a key employee) of the Corporation or any Subsidiary, (ii) a director who is not an employee of the Corporation or any Subsidiary (hereinafter sometimes referred to as an “outside director”), and (iii) a consultant or advisor of the Corporation or any Subsidiary.

(j)	“Performance share” shall mean a grant of Common Stock of the Corporation upon the attainment of one or more performance goals during a performance period established by the Committee, as provided in Paragraph 19.

(k)	“Plan” shall mean this Amerigon Incorporated 2006 Equity Incentive Plan.

(l)	“Restricted stock” shall mean a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(m)	“Restricted stock unit” shall mean a grant of a right to obtain the value of a share of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

(n)	“Stock appreciation right” shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

(o)	“Subsidiary” shall mean any corporation, limited liability company, partnership or any other entity in which the Corporation owns, directly or indirectly, stock or other ownership interest therein, possessing more than twenty-five percent (25%) of the combined voting power of all classes of stock or other ownership interest.

2. Purpose of Plan: The purpose of the Plan is to provide key employees (including officers and directors who are also key employees), outside directors, consultants and advisors of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of key employees, outside directors, consultants and advisors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees, outside directors, consultants and advisors with exceptional abilities.

3. Administration: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those who are or become eligible to be Participants under the Plan, the persons or class of persons to be granted Awards, the type of Awards and the amount or maximum amount of stock or rights covered by Awards to be granted to each such person or class of person, and the terms and conditions of any Awards. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board, be final and conclusive. A majority of the Committee shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. Indemnification of Committee Members: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be determined in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding, a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. Maximum Number of Shares Subject to Plan: The maximum number of shares of stock which may be issued pursuant to Awards granted under the Plan or with respect to which Awards may be granted under the Plan shall not exceed in the aggregate 1,800,000 shares of Common Stock of the Corporation (subject to adjustments as provided in this Paragraph 5) (the “Share Limit”). Any shares that are delivered by the Corporation, and any awards or grants that are made by, or become obligations of, the Corporation through the assumption by the Corporation or a Subsidiary of, or in substitution for, outstanding awards or grants previously made by an acquired company, shall not be counted against the number of shares available under the Plan. If any shares covered by an Award or to which an Award relates are forfeited, or if an Award otherwise terminates without the delivery of shares or of other consideration, then the shares covered by such Award, or to which such Award relates, or the number of shares otherwise counted against the aggregate number of shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.

The maximum number of shares with respect to which Awards may be granted to any Participant during the term of the Plan shall not exceed the Share Limit. All shares with respect to which an Award is granted shall be counted for purposes of this per-person share limitation, regardless of whether the Participant did not realize the benefit of the Award as a result of forfeiture, cancellation, expiration, termination or other event.

The number of shares with respect to each outstanding Award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, the aggregate number of shares available at any time under the Plan, the maximum number of shares with respect to which Awards may be made to an individual Participant during the term of the Plan and the number of shares automatically awarded to outside directors as described in Paragraph 9 shall be subject to such adjustment as the Committee, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no Awards may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding Award.

6. Participants: Subject to the provisions of Paragraph 9 below relating to the automatic grant of Nonqualified Options to outside directors, the Committee shall determine and designate from time to time, in its Discretion, those individuals who are or who become key employees (including officers and directors who are also key employees), outside directors, consultants or advisors of the Corporation or any Subsidiary to receive Awards who, in the judgment of the Committee, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary. Subject to the provisions of the Plan, the Committee may authorize in advance the grant of Awards to individuals or classes of individuals who are not at the time of Committee authorization, but who subsequently become, key employees, outside directors, consultants or advisors of the Corporation or any Subsidiary; provided, however, that (i) for all purposes of the Plan, the date of grant of any Award made to an individual pursuant to such authorization shall be no earlier than the date on which such individual becomes an employee, outside director, consultant or advisor of the Corporation or any Subsidiary, and (ii) such authorization shall prescribe the principal terms or range of terms of the Awards that may be made to such individuals or classes of individuals including, without limitation, the type or types of Awards and the number or maximum number of shares to be covered by such Awards.

7. Written Agreement: Each Award granted under the Plan shall be evidenced by a written agreement between the Corporation and the Participant which shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions do not violate the terms of the Plan.

8. Allotment of Shares: Subject to the terms of the Plan, the Committee shall determine and fix, in its Discretion, the number or maximum number of shares with respect to which each Participant may be granted Awards; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or Subsidiary of the Corporation) exceeding $100,000.

9. Stock Options: Subject to the terms of the Plan, the Committee, in its Discretion, may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof; provided, however, that an Incentive Option may only be granted to an employee of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Subsidiary is treated as a disregarded entity owned by the Corporation, or (ii) the Subsidiary is a corporation (or is treated as a disregarded entity owned by a corporation) fifty percent or more of the combined voting power of all classes of stock of which is owned, directly or indirectly, by the Corporation. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

Outside directors who are first elected or appointed to the Corporation’s Board after April 24, 2007 (the last date on which stock options may be grated under the Amerigon Incorporated 1997 Stock Incentive Plan) shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Option to purchase 10,000 shares of Common Stock (subject to adjustments as provided in Paragraph 5). The date of grant of such Nonqualified Option shall be the date such outside director is first elected or appointed to the Corporation’s Board. In addition, on the first business day of each calendar year during the term of this Plan, commencing with the first business day occurring in 2008, each outside director then in office shall be granted automatically (without any action by the Committee or the Board) a Nonqualified Option to purchase 10,000 shares of Common Stock (subject to adjustments as provided in Paragraph 5). An outside director may not receive more than one Nonqualified Option under this paragraph in any calendar year. Notwithstanding anything in this Plan to the contrary, the purchase price per share of the Common Stock covered by each Nonqualified Option granted to an outside director pursuant to this paragraph shall be 100 percent of the fair market value of the stock on the date on which such option is granted. Each Nonqualified Option granted to an outside director under this paragraph shall become fully exercisable on the first anniversary of the date of grant, shall terminate on the tenth anniversary of the date of grant, and shall be subject to earlier termination or adjustment as follows: (1) if an outside director’s services as a member of the Board terminate for any reason other than total disability, death or retirement on or after age 65 and after ten years of service as a member of the Board, any portion of a Nonqualified Option granted pursuant to this paragraph which is not then exercisable shall terminate and any portion of such Nonqualified Option which is then exercisable may be exercised for two years after the date of such termination or until the expiration of the stated term, whichever first occurs; (2) if an outside director’s services as a member of the Board terminate because of total disability (as determined by the Committee) or death, then all Nonqualified Options granted pursuant to this paragraph shall become immediately exercisable and may be exercised for two years after the effective date of the termination of service or until the expiration of the stated term, whichever occurs first; and (3) if an outside director retires on or after age 65 and after ten years of service as a member of the Board, all Nonqualified Options granted pursuant to this paragraph shall become immediately exercisable and may be exercised for five years after the date of retirement or until the expiration of the stated term, whichever occurs first.

10. Stock Option Price: Subject to the rules set forth in this Paragraph 10 and to the provisions in Paragraph 9 above relating to automatic Nonqualified Options issued to outside directors, the Committee, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than 50% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Committee and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation’s stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date or, if there are no sales on such date, on the next preceding or following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

11. Payment of Stock Option Price: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation, shall be made by the Participant for all shares so purchased. In the Discretion of, and subject to such conditions as may be established by, the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. In the Discretion of the Committee, a Participant may exercise an option, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise in such form as the Committee may prescribe, accompanied by irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the option is exercised from the proceeds of the stock broker’s sale of or loan against some or all of the shares (a “Regulation T Stock

Option Exercise”). In the event the Corporation then has in effect a stock repurchase program, in its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to exercise an option and pay the option price by delivering to the Corporation a written notice of exercise which includes a request that the Corporation repurchase (and retain the repurchase price of) that number of the option shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the option. Such payment may also be made in such other manner as the Committee determines is appropriate, in its Discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. Stock Appreciation Rights: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

(a)	the stock appreciation right will expire no later than the Incentive Option;

(b)	the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

(c)	the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

(d)	the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

(e)	the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Committee, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Committee, in cash, in shares of Common Stock of the Corporation, in other property or any combination thereof.

13. Granting and Exercise of Stock Options and Stock Appreciation Rights: Subject to the provisions of this Paragraph 13 and to the provisions in Paragraph 9 above relating to automatic Nonqualified Options issued to outside directors, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee; provided, however, that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part, by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by payment for the shares with respect to which the stock option is exercised as provided in Paragraph 11 (unless the Committee, in its Discretion, permits a cashless form of option exercise permitted by Paragraph 11). Except as provided in Paragraph 17 or in Paragraph 9, stock options and stock appreciation rights may be exercised only while the Participant is an employee, outside director, consultant or advisor, as the case may be, of the Corporation or a Subsidiary. Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

14. Non-transferability of Stock Options and Stock Appreciation Rights: No stock option or stock appreciation right granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options and stock appreciation rights shall be exercisable, during the lifetime of the Participant, only by the Participant. Notwithstanding the foregoing, in its Discretion and subject to such terms and conditions as it may prescribe, the Committee may permit a Participant to transfer a Nonqualified Option or a related or independently granted stock appreciation right.

15. Term of Stock Options and Stock Appreciation Rights: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than ten (10) years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or any parent or Subsidiary, such option shall expire not more than five (5) years after the date of granting thereof.

16. Continuation of Employment: Subject to the provisions of Paragraph 9 above relating to automatic Nonqualified Options issued to outside directors, the Committee may require, in its Discretion, that any Participant under the Plan to whom a stock option or a stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain an employee, consultant, advisor or outside director of the Corporation or a Subsidiary, as the case may be, for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee, and the Committee may further require, in its Discretion, that any Participant agree in writing to comply with any confidentiality, non-solicitation, non-competition and non-disparagement provisions and covenants that the Committee may require as a condition precedent to the exercise of a stock option or a stock appreciation right.

17. Termination of Employment: Subject to the provisions of Paragraph 9 above relating to automatic Nonqualified Options issued to outside directors, if the employment of an employee Participant terminates, if the consultancy or advisorship of a consultant or advisor Participant terminates, or if an outside director Participant ceases to be a director (hereinafter collectively referred to as a “termination of employment”), the Committee may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (a) for a period not to exceed three months following such termination of employment (or one year following termination of employment on account of the Participant’s death or permanent disability) with respect to Incentive Options or related stock appreciation rights, and (b) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. In no event, however, shall a stock option or a stock appreciation right be exercisable subsequent to its expiration date. Subject to the provisions of Paragraph 9, a stock option or stock appreciation right may only be exercised after a Participant’s termination of employment to the extent exercisable on the date of termination of employment; provided, however, that if the termination of employment is due to the Participant’s death, permanent disability or retirement at a retirement age permitted under the Corporation’s or Subsidiary’s retirement plan or policies, or if the termination of employment results from action by the Corporation or a Subsidiary without cause or from an agreement between the Corporation or a Subsidiary and the Participant (hereinafter collectively referred to as a “qualifying termination of employment”), the Committee, in its Discretion, may permit all or part of the stock options and stock appreciation rights granted to such Participant to thereupon become exercisable in full or in part. For purposes of this Paragraph 17 and any other provision of the Plan where the term is used, the Committee’s definition of “cause” shall be final and conclusive.

18. Restricted Stock or Restricted Stock Units: Subject to the terms of the Plan, the Committee may award Participants shares of restricted stock and/or the Committee may grant Participants restricted units with respect to a specified number of shares of stock. All shares of restricted stock and all restricted stock units granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

(a)	At the time of each award of restricted shares or restricted stock units, there shall be established for the shares or units a restricted period, which period may differ among Participants and may have different expiration dates with respect to portions of shares or units covered by the same award.

(b)	Unless otherwise provided in the written grant agreement, shares of restricted stock or restricted stock units granted to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares or units. Except for such restrictions on transfer, a Participant may be provided all of the rights of a shareholder in respect of restricted shares including, but not limited to, the right to receive dividends on, and the right to vote, the shares. A Participant shall have no ownership interest in shares of stock with respect to which restricted stock units are granted; provided, however, that the Committee may, in its Discretion, permit payment to such Participant of dividend equivalents on such units equal to the amount of dividends, if any, which are paid on that number of shares with respect to which the restricted stock units are granted.

(c)	Unless otherwise provided in the written grant agreement, if there is a termination of employment of a Participant, all shares or units granted to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event of a qualifying termination of employment, the Committee may, in its Discretion, release some or all of the shares or units from the restrictions. In addition to or in lieu of conditioning the release of restrictions applicable to restricted shares or restricted stock units on the continued employment of the Participant for the restricted period applicable to the shares or units, the Committee may condition release of the restrictions on the attainment of one or more performance goals during the restricted period (hereinafter referred to as a “performance-based restricted share or restricted stock unit award”).

(d)	The performance goal(s) applicable to a performance-based restricted share or restricted stock unit award shall be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total stockholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal(s) shall be established by the Committee, in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained. The performance goal(s) applicable to a performance-based restricted share or restricted stock unit award shall be established by the Committee in writing on or before the date the award is made, and there must be substantial uncertainty whether a performance goal(s) will be attained at the time it is established by the Committee.

(e)	Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled, the restrictions imposed by Paragraph 18(b) on restricted shares or restricted stock units subject to a performance-based restricted share or restricted stock unit award shall lapse only after (i) the attainment of the performance goal(s) during the restricted period, and (ii) issuance of a written certification by the Committee (including approved minutes of the meeting of the Committee at which the certification is made) that the performance goal(s) and any other material terms of the award have been attained or satisfied. If the performance goal(s) applicable to a performance-based restricted share or restricted stock unit award has not been attained by the end of the restricted period, the shares or units subject to the award shall be forfeited and transferred back to the Corporation by the Participant, without payment of any consideration by the Corporation.

(f)	Shares of restricted stock (including shares of performance based restricted stock) granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates. If stock certificates are issued in respect of shares of restricted stock, such certificates shall be registered in the name of the Participant, deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

(g)	After the expiration of the restricted period applicable to restricted shares (and/or, in the case of performance-based restricted shares, after attainment of the applicable performance goal(s) and issuance of the written certification by the Committee pursuant to Paragraph 18(e)), the Corporation shall deliver to the Participant or the legal representative of the Participant’s estate stock certificates for such shares. If stock certificates were previously issued for the shares and a legend has been placed on such certificate, the Corporation shall cause such certificates to be reissued without the legend.

(h)	After the expiration of the restricted period applicable to restricted stock units (and/or, in the case of performance-based restricted stock units, after attainment of the applicable performance goal(s) and issuance of the written certification by the Committee pursuant to Paragraph 18(e)), the Corporation shall pay to the Participant an amount equal to the then fair market value of the shares to which the restricted stock units relate. In the Discretion of the Committee, such amount may be paid in cash, stock, other property or any combination thereof; provided, however, that the amount of cash and the value of any other property paid to a Participant during any calendar year in settlement of a performance-based restricted stock unit award shall not exceed $1 million. Moreover, in the Discretion of the Committee, such amount may be paid in a lump sum or in installments, on a current or deferred basis, with provision for the payment or crediting of an additional amount on installment or deferred payments based upon a reasonable rate of interest or the actual rate of return on one or more predetermined specific investments, in the Discretion of the Committee.

In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted shares (including performance-based restricted shares) shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares.

Performance-based restricted share and restricted stock unit awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and the provisions of this Paragraph 18 (and the other provisions of the Plan relating to performance-based restricted share and restricted stock unit awards) shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of this Paragraph 18 or the terms of outstanding performance-based restricted share and restricted stock unit awards to the extent the Committee determines, in its Discretion, that such revision or modification is necessary for such awards to constitute qualified performance-based compensation.

19. Performance Shares: The Committee may grant to a Participant the right to obtain performance shares subject to the following terms and conditions:

(a)	The Participant’s right to obtain performance shares shall be subject to attainment of one or more performance goals over a performance period prescribed by the Committee.

(b)

The performance goal applicable to an award to a Participant of the right to obtain performance shares shall be based upon free cash flow, cash flow return on investment, stock price, market share, sales, revenues, earnings per share, return on equity, total stockholder return, costs, net income, working capital turnover, inventory or receivable turnover and/or margins of the Corporation, a Subsidiary, or a division or unit thereof. The specific targets and other details of the performance goal shall be established by the Committee in its Discretion. A performance goal must, however, be objective so that a third party with knowledge of the relevant facts could determine whether the goal has been attained.

(c)	The performance goal applicable to an award to a Participant of the right to obtain performance shares shall be established by the Committee in writing at any time during the period beginning on the date of the award and ending on the earlier of (i) ninety (90) days after commencement of the performance period applicable to the award, or (ii) expiration of the first 25% of the performance period; provided, however, that there must be substantial uncertainty whether a performance goal will be attained at the time it is established by the Committee.

(d)	The performance goal established by the Committee must prescribe an objective formula or standard, that could be applied by a third party having knowledge of the relevant performance results, to compute the number of performance shares issuable to the Participant if the goal is attained.

(e)	Unless otherwise determined by the Committee in the case of a Participant who dies or becomes permanently disabled, performance shares shall be issued to a Participant only after (i) expiration of the performance period and attainment of the performance goal applicable to the award, and (ii) issuance of a written certification by the Committee (including approved minutes of the meeting of the Committee at which the certification is made) that the performance goal and any other material terms of the award have been attained or satisfied.

(f)	No Participant shall have any of the rights of a shareholder of the Corporation in respect of the shares covered by a performance share award until the actual issuance of the shares to said Participant and, prior to such issuance, no adjustments shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

(g)	In its Discretion and subject to such terms and conditions as it may impose, the Committee may permit a Participant to elect to defer receipt of performance shares to a time later than the time the shares otherwise would be issued to the Participant. In such event, the Committee may, in its Discretion, provide for the payment by the Corporation of an additional amount representing interest at a reasonable rate or the actual rate of return on one or more predetermined specific investments, as determined by the Committee.

(h)	In the Discretion of the Committee, in lieu of settling a performance share award by issuance of shares of Common Stock of the Corporation to a Participant, all or a portion of the award may be settled by payment of cash or other property to the Participant in an amount or having a value equal to the then value of the otherwise issuable shares; provided, however, that the amount of cash and the value of any other property paid to any Participant during any calendar year in settlement of a performance share award shall not exceed $1,000,000.

(i)	Unless otherwise determined by the Committee, performance shares or rights therein awarded to a Participant may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant at any time before actual issuance of the shares to the Participant.

(j)	In its Discretion, the Committee may subject a performance share award to a Participant to any other terms or conditions not inconsistent with the foregoing, including, without limitation, a requirement that the Participant remain an employee of the Corporation or a Subsidiary (including at or above a specified salary grade), or that the Participant remain a consultant, advisor or outside director of the Corporation or a Subsidiary, for the entire performance period applicable to the award.

Performance share awards under the Plan are intended to constitute qualified performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, and the provisions of this Paragraph 19 (and the other provisions of the Plan relating to performance share awards) shall be interpreted and administered to effectuate that intent. Moreover, the Committee may revise or modify the requirements of this Paragraph 19 or the terms of outstanding performance share awards to the extent the Committee determines, in its Discretion, that such revision or modification is necessary for such awards to constitute qualified performance-based compensation.

20. Other Stock-Based Awards: The Committee may grant to Participants such other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock of the Corporation as are deemed by the Committee, in its Discretion, to be consistent with the purposes of the Plan; provided, however, that such grants must comply with applicable law. Without limitation, the Committee may permit a Participant to make a current, outright purchase of shares of Common Stock of the Corporation, which shares may or may not be subject to any restrictions or conditions, for a price equal to, less than or greater than the then fair market value of the shares, with the price payable by the Participant in such form and manner and at such time as determined by the Committee in its Discretion.

21. Investment purpose: If the Committee, in its Discretion, determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation’s obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement in form satisfactory to the Committee, representing and warranting that the Participant’s acquisition of shares of stock shall be for such person’s own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under the Plan.

22. Rights to Continued Employment: Nothing contained in the Plan or in any Award granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment or service as an employee, consultant, advisor or outside director of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person’s employment or service at any time with or without cause.

23. Withholding Payments: If, upon the grant, exercise, release of restrictions or settlement of or in respect of an Award, or upon any other event or transaction under or relating to the Plan, there shall be payable by the Corporation or a Subsidiary any amount for income or employment tax withholding, in the Committee’s Discretion, either the Corporation shall appropriately reduce the amount of stock, cash or other property to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to enable it to pay or to reimburse it for paying such income or employment tax withholding. The Committee may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation in respect of an Award appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to receipt of such stock in respect of an Award. The Corporation or any of its Subsidiaries shall also have the right to withhold the amount of such taxes from any other sums or property due or to become due from the Corporation or any of its Subsidiaries to the Participant upon such terms and conditions as the Committee shall prescribe. The Corporation may also defer issuance of stock under the Plan until payment by the Participant to the Corporation or any of its Subsidiaries of the amount of any such tax. In the case of a Regulation T Stock Option Exercise, the Committee may in its Discretion permit the Participant to irrevocably instruct a stock broker to promptly deliver to the Corporation an amount (in addition to the option exercise price) equal to any withholding tax owing in respect of such option exercise from the proceeds of the stock broker’s sale of or loan against some or all of the shares. In the event the Corporation then has in effect a stock repurchase program, in its discretion and subject to such terms and conditions as it may impose, the Committee may permit Participants to satisfy their withholding tax obligations by requesting that the Corporation repurchase (and retain the repurchase price of) that number of shares issuable or issued under the Plan having a then fair market value equal to the amount of withholding tax due. The Committee may make such other arrangements with respect to income or employment tax withholding as it shall determine. In no event shall shares be withheld in excess of the minimum number required for tax withholding under applicable law.

24. Change in Control: Notwithstanding any other provision of the Plan or any provision of a grant or award agreement, in the event the Committee determines that there has been or will be a change in control of the Corporation or of any Subsidiary, the Committee may, without the consent of the holder, provide for any treatment of outstanding Awards which it determines, in its Discretion, to be appropriate. Such treatment may include, without limitation, acceleration of vesting of stock options and stock appreciation rights, release of restrictions applicable to restricted stock or restricted stock units, or deeming performance share awards and performance-based restricted share and restricted stock unit awards to have been earned. In determining whether there has been or will be a change in control of the Corporation or of any Subsidiary, the Committee may utilize a definition it deems appropriate of a change in control, including any such definition contained in any existing agreement between the Corporation or a Subsidiary and one of its senior executives.

25. Effectiveness of Plan: The Plan shall be effective on the date the Board adopts the Plan, provided that the shareholders of the Corporation approve the Plan within twelve (12) months of that date. Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to shareholder approval of the Plan. Without limitation, no stock option or stock appreciation right may be exercised and no performance or other shares may be issued prior to shareholder approval, and any restricted stock or restricted stock units awarded are subject to forfeiture if such shareholder approval is not obtained.

26. Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board. Unless sooner terminated by the Board, the Plan shall terminate on the date ten (10) years after its adoption by the Board, and no Awards may be granted thereafter. The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided however, that no such amendment or revision shall (i) with respect to the Plan, increase the maximum number of shares in the aggregate which are subject to the Plan or with respect to which Awards may be made to individual Participants (subject, however, to the provisions of Paragraph 5), materially change the class of persons eligible to be Participants under the Plan, establish additional and different business criteria on which performance goals applicable to performance share awards or performance-based restricted share or restricted stock unit awards are based, or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Corporation; or (ii) with respect to an Award previously granted under the Plan, except as otherwise specifically provided in the Plan, alter or impair any such Award without the consent of the holder thereof.

27. Section 409A of the Code: Notwithstanding any other provision of the Plan, no award under the Plan shall have any terms or features (including, without limitation, terms or features relating to the type of award, time of or events triggering vesting, method of exercise or payment of withholding tax, method of settlement, form and timing of consideration payable in settlement, or deferral or other elections), whether at the time of grant or subsequent to the time of grant, that would cause the award to be nonqualified deferred compensation that fails to comply with the requirements under Section 409A of the Code and the guidance and regulations issued thereunder. Moreover, notwithstanding any other provision of the Plan, no action may be taken by the Committee or the Board under or in respect of the Plan (including, without limitation, Plan amendments under Paragraph 26 or adjustments under Paragraph 5) that would cause the Plan or any award under the Plan to be a nonqualified deferred compensation plan that fails to comply with the requirements of Section 409A of the Code and the guidance and regulations issued thereunder.

* * *

Ú DETACH PROXY CARD HERE Ú

PROXY FOR PREFERRED STOCK

AMERIGON INCORPORATED

21680 HAGGERTY ROAD

SUITE 101

NORTHVILLE, MICHIGAN 48167

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Daniel R. Coker and Barry Steele as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of Preferred Stock of Amerigon Incorporated held of record by the undersigned on April 12, 2006 at the annual meeting of shareholders to be held on May 18, 2006 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR THE PROPOSAL. WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF DANIEL R. COKER AND BARRY STEELE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

(Continued and to be marked, dated and signed on the reverse side)

AMERIGON INCORPORATED

Please Detach Here

Ú You Must Detach This Portion of the Proxy Card Ú

Before Returning it in the Enclosed Envelope

Ú DETACH PROXY CARD HERE Ú

AMERIGON INCORPORATED

☒ Please mark your votes as in this example

ELECTION OF DIRECTORS: The election to the Board of Directors of the nominee(s) specified in the Proxy Statement:

☐ FOR All nominees	☐ WITHHOLD from all nominees	☐ WITHHOLD from the nominees listed below

John W. Clark

Robert T. Howard

Oscar B. Marx III

(INSTRUCTION: To withhold authority to vote for particular nominee(s), write the name(s) of the nominee(s) in the space below.

If you list less than all of the nominees below, your shares will be voted FOR the remaining nominee(s))

___________________________________________________________________________________________________________

PROPOSAL: To approve the Amerigon Incorporated 2006 Equity Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature

Signature (if jointly held)

Dated:	___________________________________, 2006

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES. IF THE STOCKHOLDER IS A CORPORATION, SIGN IN FULL CORPORATE NAME BY THE AUTHORIZED OFFICER.

Ú DETACH PROXY CARD HERE Ú

PROXY FOR COMMON STOCK

AMERIGON INCORPORATED

21680 HAGGERTY ROAD

SUITE 101

NORTHVILLE, MICHIGAN 48167

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Daniel R. Coker and Barry Steele as Proxies, each with the power to appoint his or her substitute, and hereby, authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Amerigon Incorporated held of record by the undersigned on April 12, 2006 at the annual meeting of shareholders to be held on May 18, 2006 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR THE PROPOSAL. WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED IN THE DISCRETION OF DANIEL R. COKER AND BARRY STEELE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

(Continued and to be marked, dated and signed on the reverse side)

AMERIGON INCORPORATED

Please Detach Here

Ú You Must Detach This Portion of the Proxy Card Ú

Before Returning it in the Enclosed Envelope

Ú DETACH PROXY CARD HERE Ú

AMERIGON INCORPORATED

☒ Please mark your votes as in this example

ELECTION OF DIRECTORS: The election to the Board of Directors of the nominee(s) specified in the Proxy Statement:

☐ FOR All nominees	☐ WITHHOLD from all nominees	☐ WITHHOLD from the nominees listed below

Francis J. Castaing and James J. Paulsen

(INSTRUCTION: To withhold authority to vote for particular nominee(s), write the name(s) of the nominee(s) in the space below.

If you list less than all of the nominees below, your shares will be voted FOR the remaining nominee(s))

___________________________________________________________________________________________________________

PROPOSAL: To approve the Amerigon Incorporated 2006 Equity Incentive Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

Signature

Signature (if jointly held)

Dated:	___________________________________, 2006

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY CARD. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND AGENTS SHOULD GIVE THEIR FULL TITLES. IF THE STOCKHOLDER IS A CORPORATION, SIGN IN FULL CORPORATE NAME BY THE AUTHORIZED OFFICER.